UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.
ARISTOTLE FUNDS SERIES TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2023

Pacific Funds Portfolio Optimization Aggressive-Growth Pacific Funds Portfolio Optimization Moderate-Conservative Pacific Funds Portfolio Optimization Conservative	Pacific Funds Portfolio Optimization Growth Pacific Funds Portfolio Optimization Moderate PF Growth Fund
Dear Shareholder,
As a shareholder in one or more of the above Pacific Funds Series Trust (“Pacific Funds”) funds (“PF Funds”), you recently received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on April 10, 2023.
Shareholders are being asked to consider and approve a Plan of Reorganization (“Plan”) between Aristotle Funds Series Trust (“Aristotle Trust”) and Pacific Funds. If shareholder approval is obtained for each PF Fund, your PF Funds will be merged into the Aristotle Trust.
After careful consideration, your Pacific Funds’ Board recommends shareholders vote FOR the Plan proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.
How will the acquisition affect my investment?
Your PF Fund(s) will become part of the Aristotle Trust, and we expect shareholders will receive comparable service to what they are accustomed to. It is also important for you to know:
There will be NO increase in your management fees and expenses.
Aristotle Investment Services, LLC will be the adviser of your fund. Your current Portfolio Manager, Pacific Life Fund Advisors LLC, will continue to manage your investment(s) for all of the above PF Funds except for PF Growth Fund. PF Growth Fund will be managed by Aristotle Atlantic Partners, LLC.
Your investment will continue with an identical investment objective and similar investment strategies.
Your PF Funds investment has a unique shareholder base that is predominantly owned by retail investors. You and your fellow shareholders will have a substantial impact on the vote if you act early. Please see voting instructions below:

Vote by Phone by calling 1-833-290-2607 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
*	Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Di Costa Partners ("DCP") at 1 (833) 290-2607. Please note that a DCP representative may call you to assist in voting.
Thank you,

/s/ Adrian S. Griggs
Adrian S. Griggs
President, Pacific Funds Series Trust

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?
(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in the Pacific Funds. Materials were recently sent to you for the upcoming Special Meeting of Shareholders scheduled to take place on April 10th, 2023, and at this time we have not yet received your vote. The Fund’s Board of Trustees is recommending a vote in favor of the proposal. Would you like to vote along with its recommendation?
(Pause for shareholder’s response)

If YES or a positive response from the shareholder: (Proceed to confirmation)

If NO or a shareholder hasn’t received information:
The purpose of the Meeting is to seek shareholder approval of the Reorganization of the Pacific Funds into corresponding new Aristotle Funds.

If shareholders of the Pacific Funds approve the Plan of Reorganization, they will become shareholders of the corresponding new Aristotle Fund upon closing of the Reorganization.

The investment objectives of each new Aristotle Fund are identical to the investment objectives of the corresponding Pacific Fund acquired in the mergers.

The total expense ratios of each new Aristotle Fund are expected to be the same or less than the total expense ratios of its corresponding Pacific Fund acquired in the mergers.

After careful consideration your Board of Trustees is recommending shareholders vote in favor. Would you like to vote along with the recommendation?

(If Shareholder wants to vote proceed to confirmation.) (If Shareholder has questions refer to factsheet)
If shareholder still chooses not to vote:
I understand you do not wish to vote at this time thank you and have a great day.

Shareholder Not Available:
We can be reached toll-free at 1-833-290-2607, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:
I am recording your vote (RECAP VOTING INSTRUCTIONS FOR ALL PROPOSALS) on all accounts.

For confirmation purposes please state your full name.
(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).
(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.
(Pause for shareholder’s response)
Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (SHAREHOLDER’S LAST NAME), your vote is important, and your time today is appreciated. Thank you and have a good (MORNING, AFTERNOON, EVENING).
FOR DCP and DA PURPOSES ONLY        Updated: 3/9/2023

Special Meeting IMPORTANT DATES		Special Meeting LOCATION
Meeting Date	April 10, 2023	Virtual Meeting Format 9:00 AM Pacific Time/12:00 PM Eastern Time
Record Date	February 10, 2023
Mail Date	March 2, 2023
ADDITIONAL INFORMATION		CONTACT INFORMATION
Trades	NSCC	Inbound Line	833-290-2607
Cusips	See Page 6	ADVISOR	Pacific Life Fund Advisors LLC

Proposal:
1.To approve an Agreement and Plan of Reorganization (the “Plan of Reorganization”) relating to the proposed reorganization of their PF Portfolio Optimization Acquired Fund with and into a corresponding series (an “Aristotle Acquiring Portfolio Optimization Fund”) of Aristotle Funds Series Trust (the “Aristotle Funds Trust”), as provided in the Plan of Reorganization, (each, a “Reorganization”) and vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. You are also being asked to provide voting instructions with respect to the PF Acquired Portfolio Optimization Funds’ vote on a Plan of Reorganization for the reorganization of PF Growth Fund, into a new corresponding shell fund, which will also serve as an investment option for the Aristotle Acquiring Portfolio Optimization Funds. The PF Acquired Portfolio Optimization Funds currently invest in PF Growth Fund and are entitled to vote on the Reorganization of PF Growth Fund, but they are effectively passing that right onto their shareholders by seeking voting instructions from their shareholders with respect to the PF Growth Fund proposal. The PF Acquired Portfolio Optimization Funds and PF Growth Fund are collectively referred as the “PF Acquired Funds.” The Aristotle Acquiring Portfolio Optimization Funds and Aristotle Growth Equity Fund are collectively referred to as the “Aristotle Acquiring Funds.” Each Plan of Reorganization provides for: (i). the transfer of all of the assets, property and goodwill of each PF Acquired Fund (other than any rights to the “Pacific Funds” name) to the corresponding Aristotle Acquiring Fund set forth in the proxy statement, in exchange solely for shares of the corresponding class of the Aristotle Acquiring Fund having a total dollar value equivalent to the total dollar value of their investment in the relevant PF Acquired Fund; (ii). the assumption by the Aristotle Acquiring Fund of all the liabilities of the corresponding PF Acquired Fund; and (iii). the distribution, after the consummation of the Reorganization, of Aristotle Acquiring Fund shares to shareholders of the PF Acquired Portfolio Optimization Funds and the termination, dissolution and complete liquidation of the PF Acquired Fund, all upon the terms and conditions set forth in the Plan of Reorganization. Shareholders of

FOR DCP and DA PURPOSES ONLY

each PF Acquired Portfolio Optimization Fund will vote separately on the proposal to reorganize that PF Acquired Portfolio Optimization Fund into its corresponding Aristotle Acquiring Portfolio Optimization Fund. Shareholders of the PF Acquired Portfolio Optimization Funds will vote together on the proposal to reorganize PF Growth Fund into Aristotle Growth Equity Fund.

Why are the Reorganizations being proposed?
Aristotle Parent Company and Pacific Life have entered into an agreement pursuant to which Pacific Life will sell its subsidiary, Pacific Asset Management LLC (“PAM”), to Aristotle Capital Management (“Aristotle Parent Company”), (the “Parent Company Transaction”) Aristotle Parent Company is purchasing PAM, and substantially all of PAM’s investment and support personnel are expected remain with PAM. PAM will be renamed Aristotle Pacific Capital, LLC (“Aristotle Pacific”), and be a subsidiary of Aristotle Parent Company. The Parent Company Transaction will allow Aristotle Parent Company to integrate PAM into its advisory business. PAM currently serves as sub-adviser to seven series of the Pacific Funds Trust. Those series sub-advised by PAM constitute a majority of the assets within the Pacific Funds Trust, and, therefore, Pacific Life has made the determination to no longer support the Pacific Funds Trust following the closing of the Parent Company Transaction. As a result, the Pacific Funds Board determined that it was necessary and appropriate to consider alternative arrangements for the future of the Pacific Funds Trust.
Pacific Life and Aristotle Parent Company have proposed, and PLFA recommends, the reorganization of 16 series of the Pacific Funds Trust, including the PF Acquired Funds, into the Aristotle Funds Trust, a newly created registered investment company organized and managed by Aristotle. Since the series of the Pacific Funds Trust sub-advised by PAM constituted a majority of the assets of the Pacific Funds Trust and because PAM would be acquired by Aristotle Parent Company, the reorganization of the 16 series of the Pacific Funds Trust into the Aristotle Funds Trust would be less disruptive to shareholders than other alternatives, such as the liquidation of all the PF Acquired Funds or other alternatives.
If the proposed Reorganizations are approved, each of PLFA, Aristotle and the Pacific Funds Board expects that the Aristotle Acquiring Fund Shareholders will receive a comparable level and quality of services following the proposed Reorganizations compared to the services they currently receive as the PF Acquired Fund Shareholders.
Has the Pacific Funds Board approved the proposed Reorganizations?
The Pacific Funds Board has approved the Plans of Reorganization. The Pacific Funds Board believes that each proposed Reorganization is in the best interests of the relevant PF Acquired Fund, and that the interests of the PF Acquired Fund Shareholders will not be diluted as a result of the Reorganizations.
The Aristotle Funds Board has also approved the Plans of Reorganization.

Are the investment objectives of the PF Acquired Funds different from the investment objectives of their corresponding Aristotle Acquiring Funds?
Identical Investment Objective.
The investment objective of each Aristotle Acquiring Fund is identical to the investment objective of the corresponding PF Acquired Fund.

FOR DCP and DA PURPOSES ONLY

Who will become the new Investment Adviser?
Following the proposed Reorganizations, Aristotle Investment Services, LLC (“Aristotle”) will serve as investment adviser to the Aristotle Acquiring Funds. As investment adviser, Aristotle will assume overall responsibility to oversee the management of the investment of each Aristotle Acquiring Fund’s assets and will supervise the daily business affairs of the Aristotle Acquiring Funds, including the services provided by the sub-advisers, subject to the ultimate oversight of the Aristotle Funds Board.
How do the fees and expenses of the Aristotle Acquiring Funds compare to those of their corresponding PF Acquired Funds?
It is expected that the total annual operating expenses, and the net annual operating expenses after waiver, of each Aristotle Acquiring Fund will be the same or lower than the current total annual operating expenses, and the net annual operating expenses after waiver, of the corresponding PF Acquired Fund.
Are the investment strategies of the PF Acquired Portfolio Optimization Funds different from the investment strategies of their corresponding Aristotle Acquiring Portfolio Optimization Funds?
Similar Investment Strategies by Different Underlying Funds.
Each Aristotle Acquiring Portfolio Optimization Fund will be sub-advised by the same PLFA portfolio management team pursuant to substantially the same strategies using the same overall asset allocation process as the corresponding PF Acquired Portfolio Optimization Fund. However, the underlying investments will change. The PF Acquired Portfolio Optimization Funds are “funds of funds” that invest substantially all of their assets in underlying mutual funds that are organized as series of the Pacific Funds Trust and that are sub-advised by affiliates of PLFA and by various unaffiliated sub-advisers. Following the Reorganizations, the Aristotle Acquiring Portfolio Optimization Funds will also be operated as funds-of funds. However, the Aristotle Acquiring Portfolio Optimization Funds will invest in underlying mutual funds that are organized as series of the Aristotle Funds Trust, and sub-advised by affiliates of Aristotle, as well as in unaffiliated exchange-traded funds (“ETFs”).
As a result, the Aristotle Acquiring Portfolio Optimization Funds will invest in different underlying funds that are managed by different advisers and/or sub-advisers. It is also anticipated that at a future date certain Aristotle-advised mutual funds that exist in a separate trust will be reorganized into series of the Aristotle Funds Trust and utilized as underlying funds. In addition, while the overall asset allocation among the broad equity and debt asset classes will be the same following the Reorganizations, unlike the PF Acquired Portfolio Optimization Funds, the Aristotle Acquiring Portfolio Optimization Funds are not expected to invest in derivatives as a principal investment strategy.
Are the investment strategies of PF Growth Fund different from the investment strategies of Aristotle Growth Equity Fund?
Similar Investment Strategy.
Aristotle Growth Equity Fund will pursue a similar investment strategy as PF Growth Fund. PF Growth Fund and Aristotle Growth Equity Fund both seek long-term growth of capital and primarily invest in large- and mid-capitalization companies, with a focus on growth companies. PF Growth Fund and Aristotle Growth Equity Fund are both managed using an active bottom-up investment approach based on fundamental analysis to buying investments for the Fund. However, Aristotle Growth Equity Fund will

FOR DCP and DA PURPOSES ONLY

normally invest at least 80% of its assets in equity securities. PF Growth Fund has no similar policy to invest a certain percentage of its net assets in equity securities. In addition, Aristotle Growth Equity Fund may invest, as a principal investment strategy, in preferred stocks, depository receipts, and real estate investment trusts, while PF Growth Fund did not invest in such securities as a principal investment strategy. As a result of these differences and the difference in the portfolio management team, Aristotle Growth Equity Fund is expected to sell certain securities in market transactions shortly after its Reorganization, and to purchase other investments to align the portfolio with the different investment strategies and restrictions of Aristotle Growth Equity Fund and the preferences of the portfolio managers.
How do the share purchase, redemption and exchange procedures of the Aristotle Acquiring Funds compare to those of their corresponding PF Acquired Funds?
The share purchase, redemption, and exchange procedures, including the initial and subsequent investment minimums, of the Aristotle Acquiring Funds are substantially similar to those of the PF Acquired Funds.
Will the portfolio managers change in connection with the Reorganizations?
Same Portfolio Managers for the PF Acquired Portfolio Optimization Funds.
PLFA currently serves as investment adviser for the PF Acquired Portfolio Optimization Funds, and PLFA will serve as sub-adviser to the Aristotle Acquiring Portfolio Optimization Funds following the Reorganizations. PLFA currently does not expect to make any changes to its portfolio management team responsible for the day-to-day management of the PF Acquired Portfolio Optimization Funds. Accordingly, the portfolio managers of the Aristotle Acquiring Portfolio Optimization Funds will not change as a result of the Reorganizations.
Different Sub-Adviser and Portfolio Managers for PF Growth Fund.
PF Growth Fund is currently sub-advised by MFS Investment Management (“MFS"). Following the Reorganizations, Aristotle Growth Equity Fund will be sub-advised by Aristotle Atlantic Partners, LLC (“Aristotle Atlantic”), an affiliate of Aristotle. Accordingly, the Aristotle Growth Equity Fund will be sub-advised by different portfolio managers than PF Growth Fund. The portfolio managers to Aristotle Growth Equity Fund are experienced investment professionals. The portfolio managers have experience managing, and currently manage, assets on behalf of other registered investment companies. The Pacific Funds Board expect that shareholders of the Aristotle Growth Equity Fund will receive a comparable level and quality of services following the proposed Reorganization compared to the services they currently receive as shareholders of PF Growth Fund.

FOR DCP and DA PURPOSES ONLY

Do the principal risks associated with investments in the PF Acquired Portfolio Optimization Funds differ from the principal risks associated with investments in their corresponding Aristotle Acquiring Portfolio Optimization Funds.
The PF Acquired Portfolio Optimization Funds invest in a combination of underlying mutual funds and the Aristotle Acquiring Portfolio Optimization Funds will invest in a combination of underlying mutual funds and ETFs. Because the Aristotle Acquiring Portfolio Optimization Funds will invest in different underlying funds than the PF Acquired Portfolio Optimization Funds, the principal risks of investing in the Aristotle Acquiring Portfolio Optimization Funds will be similar to, but differ in certain respects from, those of the corresponding PF Acquired Portfolio Optimization Funds. Because the Aristotle Acquiring Portfolio Optimization Funds are not expected to invest in derivatives as a principal investment strategy, in contrast to the PF Acquired Portfolio Optimization Funds, Derivatives Risk will not be a principal risk of investing in the Aristotle Acquiring Portfolio Optimization Funds.
Further, because the Aristotle Acquiring Portfolio Optimization Funds will invest primarily in underlying funds managed by sub-advisers that are affiliated with Aristotle, conflicts of interest risks may be more pronounced following the Reorganizations. In addition, because the Aristotle Acquiring Portfolio Optimization Funds will invest significant portions of their assets in unaffiliated ETFs, they are each subject to ETF Risk.
Do the principal risks associated with investments in PF Growth Fund differ from the principal risks associated with investments in Aristotle Acquiring Growth Equity Fund?
Similar Principal Risks.
Aristotle Growth Equity Fund will be subject to the same principal risks as PF Growth Fund. Certain risks have been added for Aristotle Growth Equity Fund, and others have been removed, to better reflect the risks associated with the types of investments that the new sub-adviser will invest in following the Reorganizations.
Who will bear the expenses associated with the Reorganizations
Solicitation & Transaction Costs.
The costs of the solicitation related to each proposed Reorganization, including any costs directly associated with preparing, filing, printing, and distributing to the PF Acquired Fund Shareholders all materials relating to this Proxy Statement/Prospectus and soliciting and tallying shareholder votes, as well as the brokerage commission costs associated with the proposed Reorganizations, will be borne by Aristotle Parent Company and/or Pacific Life. None of the PF Acquired Funds nor any of the Aristotle Acquiring Funds will bear any brokerage commission costs in connection with the proposed Reorganizations. Because the same portfolio teams will continue to sub-advise the Acquiring Aristotle Funds using substantially the same strategies following the Reorganizations, no repositioning or securities transactions are anticipated as a result of the Reorganizations.
Will the Reorganizations be Tax Free?
Each Reorganization is intended to be a tax-free “reorganization” within the meaning of Section 368 of the Code for federal income tax purposes.
How can I attend the meeting?

FOR DCP and DA PURPOSES ONLY

In light of public health concerns regarding the ongoing coronavirus (COVID-19) pandemic we will be hosting the Meeting virtually. There is no physical location for the Meeting. To participate in the Meeting, you must email meetinginfo@dicostapartners.com no later than 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on April 7, 2023, and provide your full name, address and control number located on your proxy card. You will then receive an email from Di Costa Partners LLC (the “Solicitor”) containing the conference call dial-in information and instructions for participating in the Meeting.
Share Class and Name Changes.

FOR DCP and DA PURPOSES ONLY

Fund Name	Cusip	Class
PACIFIC FUNDS PORTFOLIO OPTIMIZATION AGGRESSIVE-GROWTH	694289349	A
PACIFIC FUNDS PORTFOLIO OPTIMIZATION AGGRESSIVE-GROWTH	694289323	C
PACIFIC FUNDS PORTFOLIO OPTIMIZATION AGGRESSIVE-GROWTH	69447T649	I-2
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE-CONSERVATIVE	694289448	A
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE-CONSERVATIVE	694289422	C
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE-CONSERVATIVE	69447T672	I-2
PACIFIC FUNDS PORTFOLIO OPTIMIZATION CONSERVATIVE	694289471	I-2
PACIFIC FUNDS PORTFOLIO OPTIMIZATION CONSERVATIVE	694289455	A
PACIFIC FUNDS PORTFOLIO OPTIMIZATION CONSERVATIVE	69447T680	C
PACIFIC FUNDS PORTFOLIO OPTIMIZATION GROWTH	69447T656	A
PACIFIC FUNDS PORTFOLIO OPTIMIZATION GROWTH	694289372	C
PACIFIC FUNDS PORTFOLIO OPTIMIZATION GROWTH	694289356	I
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE	694289414	A
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE	694289380	C
PACIFIC FUNDS PORTFOLIO OPTIMIZATION MODERATE	69447T664	I
PF GROWTH FUND	69447T706	P

FOR DCP and DA PURPOSES ONLY

TELEPHONE, WITH A LIVE AGENT:
Call 1-833-290-2607 Monday through Friday, between the hours of 10:00AM and 10:00PM Eastern time to cast your vote by telephone with a live proxy specialist. Only votes cast by 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on April 10, 2023 will be counted.

TOUCH-TONE TELEPHONE VOTING:	To vote via touch-tone, call the toll-free number on your card and follow the instructions provided.
MAIL YOUR CARD:
To vote by mail, check the appropriate voting boxes on the card, sign and date the card, and return it in the postage-paid envelope. It is important that votes be received no later than 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on April 10, 2023.

ONLINE VOTING:	To vote via the Internet, go to the website on your card and follow the instructions provided. Only votes cast by 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on April 10, 2023 will be counted.
ATTEND VIRTUAL MEETING:
Email meetinginfo@dicostapartners.com no later than 11:00 a.m. Pacific Time (2:00 p.m. Eastern time) on April 7, 2023, and provide your full name and address. You will then receive an email from Di Costa Partners LLC containing the conference call dial-in information and instructions for participating in the Meeting.

FOR DCP and DA PURPOSES ONLY